Exhibit 10.1

August 17, 2016

MAST Capital Management, LLC,
  on behalf of certain funds under its management
200 Clarendon Street, 51st Floor
Boston, MA  02116
Attn:  Adam Kleinman

By executing this letter agreement as indicated below, MAST Capital Management, LLC, on behalf of Mast Credit Opportunities I Master Fund Limited, a fund under its management (collectively, “MAST”), and Great Elm Capital Group, Inc. (formerly known as Unwired Planet, Inc.), a Delaware corporation (the “Company”), agree as follows:

1.                                    For $8,195,211.82, the Company will purchase from MAST, and MAST will sell to the Company, $7,871,050.27 aggregate principal amount of Senior Secured Notes due 2019 (the “Notes”) of the Company owned by MAST.  The $8,195,211.82 will be delivered to MAST by wire or other transfer (using instructions included on Appendix A) on the date hereof.

2.                                    MAST acknowledges that the Company and its management may possess material non-public information concerning the Company’s business and results of operation and/or the Notes.  MAST further acknowledges that it has not requested to receive such information and has nevertheless determined to proceed with the transaction contemplated herein, and neither the Company nor its management shall have any liability to MAST arising out of the non-disclosure of such information.  MAST hereby waives any and all claims MAST may have or hereafter may acquire related to the sale of the Notes as contemplated by this letter agreement.

3.                                    MAST and the Company agree to cooperate in providing Wells Fargo Bank, National Association (the “Trustee”) with such documentation as the Trustee reasonably requests to cancel the repurchased Notes on August 17, 2016.

4.                                    Nothing in this letter agreement will prohibit MAST from acquiring additional Senior Secured Notes due 2019 of the Company after the effective date of this letter agreement.

Very truly yours,

GREAT ELM CAPITAL GROUP, INC.
(f/k/a UNWIRED PLANET, INC.)

		By:	/s/ Richard S. Chernicoff
Name: Richard S. Chernicoff
Title: Chief Executive Officer

Accepted and Agreed:

MAST CAPITAL MANAGEMENT, LLC,
on behalf of Mast Credit Opportunities I Master Fund Limited, a fund under its management

By:	/s/Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory